UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2014

(Exact name of registrant as specified in charter)

Wyoming	000-08447	83-0219465
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 5th Street, Suite 200, Miami, Florida	33139
Address of Principal Executive Offices	(Zip Code)

Registrant's telephone number, including area code:  (305) 704-3294

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 2.01.  Completion of Acquisition or Disposition of Assets

On June 3, 2014 (i) Omega Commercial Finance Corporation, a Wyoming corporation (the Registrant), and (ii) AmericaVest CRE Mortgage Funding Trust Incorporated (the “Shareholder”) a Maryland corporation, entered into a Definitive Share Purchase Agreement (the Agreement) pursuant to which the Registrant acquired from Shareholder fifty-one percent (51%) or 1,564,079 shares of Shareholders common stock.

Pursuant to the Agreement on July 18, 2014, the Registrant and Shareholder mutually agreed to accept Two Hundred Eighty Five Thousand (285,000) shares of restricted common stock of Omega Commercial Finance Corporation in consideration for the (“Purchase Price”) of $2-million.

On November 11, 2014 the Registrant and Shareholder mutually agreed to transfer back to the Shareholder a total of 41% or 641,272 shares, and pursuant to the year-end completed audit of the Registrant due by April 15th 2015, the Registrant shall have the irrevocable option to again exchange the aforementioned shares with Shareholder back to the Registrant at its sole discretion.

The foregoing summary of the Agreement is qualified in its entirety by the agreement attached as Exhibit 10.1 collectively with this Current Report on Form 8-K/A and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

10.1 – First Amendment of the Definitive Agreement for a Merger & Acquisition of AmericaVest CRE Mortgage Funding Trust Incorporated by Omega Commercial Finance Corporation dated November 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 11, 2014

OMEGA COMMERCIAL FINANCE CORPORATION

By:       /s/ Jon S. Cummings, IV

Jon S. Cummings, IV, Chief Executive Officer